EXHIBIT 99.1*

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), Stephen Kelly, Chief Executive Officer of Chordiant Software, Inc. (the “Company”), and Steve G. Vogel, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.  The Company’s Annual Report on Form 10-K for the period ended December 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the “Annual Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned have set their hands hereto as of the 28th day of March, 2003.

/s/ STEPHEN KELLY Stephen Kelly, Chief Executive Officer

/s/ STEVE G. VOGEL Steve G. Vogel, Chief Financial Officer

*	This certification “accompanies” the Annual Report on Form 10-K to which it relates, pursuant to Section 906 of the Sarbanes Oxley Act of 2002, and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.

**	A signed original of this written statement required by Section 906 has been provided to Chordiant Software, Inc. and will be retained by Chordiant Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.